UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2017

MRV COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20520 Nordhoff Street, Chatsworth, CA  91311
(Address of principal executive offices)  (zip code)

(818) 773-0900
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

MRV Communications, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 28, 2017 (the “Annual Meeting”) and all agenda items set forth below were approved or ratified by the required voting thresholds. There were 6,799,964 shares that were authorized to vote as of the record date of May 8, 2017, with 6,103,238 shares represented at the Annual Meeting. The following number of shares voted on the following matters:

a.) Election of six directors to serve for the ensuing year and until their successors are elected and qualified:

Director Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Kenneth H. Traub	3,893,089	55,914	5,409	2,147,934
Robert M. Pons	3,910,545	38,358	5,509	2,147,934
Mark J. Bonney	3,909,675	41,527	3,210	2,147,934
Jeannie H. Diefenderfer	3,913,883	35,375	5,154	2,147,934
Brian Bellinger	3,896,710	52,443	5,259	2,147,934
Jeffrey Tuder	3,910,105	39,048	5,259	2,147,934

b.) Conduct an advisory vote on the compensation of the named executive officers: Stockholders approved with 3,894,320 shares voted in favor, 53,571 shares voted against and 6,521 shares abstaining from voting. There were 2,147,934 broker non-votes for this proposal.

c.) Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2017: Stockholders ratified the appointment of Grant Thornton LLP with 6,086,714 shares voted in favor, 12,610 shares voted against, and 3,022 shares abstaining from voting. No broker non-votes were cast with respect to this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 29, 2017

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen G. Krulik
Stephen G. Krulik
Chief Financial Officer